Exhibit (n)

MORGAN STANLEY INSTITUTIONAL FUND TRUST

Rule 18f-3

Multiple Class Plan

Adopted January 22, 1996,

as amended November 1, 2004 and                     , 2007

Morgan Stanley Institutional Fund Trust (the “Fund”), a registered investment company that currently consists of a number of separately managed portfolios, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of shares in each portfolio listed on Schedule A hereto (each a “Portfolio”).

A. Attributes of Share Classes

1. The rights of each class of shares of the Portfolios shall be as set forth in the respective Certificate of Class Designation for each class (each a “Certificate”) as each such Certificate is approved by the Fund’s Board of Trustees and as attached hereto as Exhibits.

2. With respect to each class of shares created hereunder, each share of a Portfolio will represent an equal pro rata interest in the Portfolio and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in each Portfolio’s Prospectus; (iii) each class will separately bear any distribution fees that are payable in connection with a distribution and/or shareholder services plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “12b-1 Plan”), and separately bear any service fees (“service fees”) that are payable under any service agreement entered into with respect to that class which are not contemplated by or within the scope of the 12b-1 Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Portfolio’s operations which are directly attributable to such class (“Class Expenses”); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a 12b-1 Plan or service agreement relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B. Expense Allocations

Expenses incurred by a Portfolio are allocated among the various classes of shares pro rata based on the net assets of the Portfolio attributable to each class, except that (i) 12b-1 fees or Class Expenses relating to a particular class are allocated directly to that class and (ii) transfer agency fees relating to Class H Shares are allocated directly to that class.

C. Amendment of Plan; Periodic Review

This Plan must be amended to properly describe (through additional exhibits hereto) each new class of shares upon its approval by the Board.

The Board of Trustees of the Fund, including a majority of the Trustees who are not “interested persons” of the Fund as defined in the 1940 Act, must review this Plan at least quarterly for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Portfolio covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Fund, must find that the amendment is in the best interests of each class individually and the Fund as a whole.

Exhibit A

MORGAN STANLEY INSTITUTIONAL FUND TRUST

CERTIFICATE OF CLASS DESIGNATION

Class I Shares

1. Class-Specific Distribution Arrangements; Other Expenses

Class I Shares are sold without a sales charge and are not subject to any Rule 12b-1 fee or service fees.

2. Eligibility of Purchasers

Class I Shares generally require a minimum initial investment of $5,000,000.

3. Exchange Privileges

Class I Shares of each Portfolio may be exchanged for Class I Shares of each other Portfolio of the Fund and Class I Shares of each Portfolio of the Morgan Stanley Institutional Fund, Inc. in accordance with the procedures disclosed in each Portfolio’s Prospectus and subject to any applicable limitations resulting from the closing of Portfolios to new or existing investors.

4. Voting Rights

Each Class I shareholder will have one vote for each full Class I Share held and a fractional vote for each fractional Class I Share held. Class I shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I (such as a 12b-1 plan or service agreement relating to Class I), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class I Shareholders differ from the interests of holders of any other class.

Exhibit B

MORGAN STANLEY INSTITUTIONAL FUND TRUST

CERTIFICATE OF CLASS DESIGNATION

Investment Class Shares

1. Class-Specific Distribution Arrangements; Other Expenses

Investment Class Shares are sold without a sales charge and are not subject to any Rule 12b-1 fee. Investment Class Shares are subject to a shareholder service fee. The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the form of the Shareholder Service Agreement approved by the Board of Trustees at an annual rate of up to 0.15% of each Portfolio’s average daily net assets attributable to Investment Class Shares. The Distributor will use the shareholder service fee to compensate financial intermediaries, plan fiduciaries, and investment professionals, including the Fund’s investment adviser (“Service Providers”), for providing one or more personal services to Investment Class shareholders (including, where applicable, any underlying beneficial owners) identified in the Shareholder Service Agreement.

2. Eligibility of Purchasers

Investment Class Shares generally require a minimum initial investment of $1,000,000.

3. Exchange Privileges

Investment Class Shares of each Portfolio may be exchanged for Investment Class Shares of each other Portfolio of the Fund in accordance with the procedures disclosed in each Portfolio’s Prospectus and, if the shareholder is a defined contribution plan, the terms of such plan. Exchanges are subject to any applicable limitations resulting from the closing of Portfolios to new or existing investors.

4. Voting Rights

Each Investment Class shareholder will have one vote for each full Investment Class Share held and a fractional vote for each fractional Investment Class Share held. Investment Class shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to the Investment Class (such as a 12b-1 plan or service agreement relating to the Investment Class), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Investment Class shareholders differ from the interests of holders of any other class.

Exhibit C

MORGAN STANLEY INSTITUTIONAL FUND TRUST

CERTIFICATE OF CLASS DESIGNATION

Class P Shares

1. Class-Specific Distribution Arrangements; Other Expenses

Class P Shares are sold without a sales charge, but are subject to a 12b-1 shareholder service fee. The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Amended and Restated Shareholder Services Plan approved by the Board of Trustees at an annual rate of up to 0.25% of each Portfolio’s average daily net assets attributable to Class P Shares. The shareholder service fee may be paid for the provision of “personal service and/or the maintenance of shareholder accounts” as provided for in Section 2830(b)(9) of the Financial Industry Regulatory Authority (“FINRA”) Conduct Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

2. Eligibility of Purchases

Class P Shares generally require a minimum initial investment of $1,000,000.

3. Exchange Privileges

Class P Shares of each Portfolio may be exchanged for Class P Shares of each other Portfolio of the Fund and Class P Shares of each Portfolio of the Morgan Stanley Institutional Fund, Inc. in accordance with the procedures disclosed in each Portfolio’s Prospectus and subject to any applicable limitations resulting from the closing of Portfolios to new or existing investors.

4. Voting Rights

Each Class P shareholder will have one vote for each full Class P Share held and a fractional vote for each fractional Class P Share held. Class P shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class P (such as a 12b-1 plan or service agreement relating to Class P), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class P shareholders differ from the interests of holders of any other class.

Exhibit D

MORGAN STANLEY INSTITUTIONAL FUND TRUST

CERTIFICATE OF CLASS DESIGNATION

Class H Shares

1. Class-Specific Distribution Arrangements; Other Expenses

Class H shares are offered with a front-end sales load (“FESL”). The schedule of sales charges applicable to a Portfolio and the circumstances under which the sales charges are subject to reduction or waiver are set forth in each Portfolio’s Prospectus. As stated in each Portfolio’s Prospectus, Class H shares may be purchased at net asset value (without a FESL) in the case of certain large purchases of such shares. Class H Shares are also subject to a 12b-1 shareholder service fee. The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Shareholder Services Plan approved by the Board of Trustees at an annual rate of up to 0.25% of each Portfolio’s average daily net assets attributable to Class H Shares. The shareholder services fee may be paid for the provision of “personal service and/or the maintenance of shareholder accounts” as provided for in Section 2830(b)(9) of the FINRA Conduct Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

2. Eligibility of Purchases

Class H Shares generally require a minimum initial investment of $25,000.

3. Exchange Privileges

Class H Shares of each Portfolio may be exchanged for Class H Shares of each other Portfolio of the Fund and Class H Shares of each Portfolio of the Morgan Stanley Institutional Fund, Inc. in accordance with the procedures disclosed in each Portfolio’s Prospectus and subject to any applicable limitations resulting from the closing of Portfolios to new or existing investors.

4. Voting Rights

Each Class H shareholder will have one vote for each full Class H Share held and a fractional vote for each fractional Class H Share held. Class H shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class H (such as a 12b-1 plan or service agreement relating to Class H), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class H shareholders differ from the interests of holders of any other class.

MORGAN STANLEY INSTITUTIONAL FUND TRUST

Schedule A

Portfolio – Class I, Class P and/or Investment Class Shares

Advisory

Advisory Global Fixed Income

Advisory Global Fixed Income II

Balanced

Core Fixed Income

Core Plus Fixed Income

Equities Plus

High Yield

Intermediate Duration

International Fixed Income

Investment Grade Fixed Income

Limited Duration

Long Duration Fixed Income

Mid Cap Growth

Municipal

U.S. Mid Cap Value

U.S. Small Cap Value

Value

Portfolio – Class H Shares

International Fixed Income

Investment Grade Fixed Income

Municipal